SCHEDULE 14A
(RULE 14A-101)
INFORMATION RQUIRED IN A PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No ____)
Filed by the Registrant [ X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[    ]  Preliminary Proxy Statement

[    ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X]  Definitive Proxy Statement

[    ]  Definitive Additional Materials

[    ]  Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

INTACTA TECHNOLOGIES INC. Name of the Registrant as Specified In Its Charter
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box): [ X] No fee required. [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[    ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

INTACTA TECHNOLOGIES INC.
945 East Paces Ferry Road, N.E., Suite 1445
Atlanta, GA 30326-1372
Tel: (404) 880-9919

April 27, 2001

Dear Stockholders:

On behalf of the Board of Directors of Intacta Technologies Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders of the Company to be held at 10:00 A.M. on May 31, 2001, at Resurgence Plaza, 945 East Paces Ferry Road N.E., 12th Floor Conference Room, Atlanta, Georgia 30326.

The matters to be acted upon at the Meeting are fully described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

We sincerely hope that you will be able to attend our Annual Meeting. However, whether or not you plan to attend, please sign, date, and promptly return the enclosed proxy to ensure that your shares are represented. Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Intacta Technologies Inc.

Very truly yours,

/s/ Sandra Buschau

Sandra Buschau
Secretary

INTACTA TECHNOLOGIES INC.
 945 East Paces Ferry Road, N.E., Suite 1445, Atlanta, GA 30326-1372
Tel: (404) 880-9919

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

FOR THE YEAR ENDED DECEMBER 31, 2000

TO BE HELD ON MAY 31, 2001

To the Stockholders of Intacta Technologies Inc.:

           Notice is hereby given that the Annual Meeting of Stockholders of INTACTA TECHNOLOGIES INC. will be held at 10:00 A.M. on May 31, 2001, at Resurgence Plaza, 945 East Paces Ferry Road N.E., 12th Floor Conference Room, Atlanta, Georgia 30326, for the following purposes:

    To elect five (5) directors to hold office for the ensuing year or until their successors are elected and qualified;
    To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors;
    To approve the Company's 2000 Stock Incentive Plan;
    To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

           Only stockholders of record at the close of business on April 13, 2001 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Sandra Buschau

Sandra Buschau
Secretary

April 27, 2001

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

INTACTA TECHNOLOGIES INC.
945 East Paces Ferry Road, N.E., Suite 1445
Atlanta, Georgia, 30326-1372

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 31, 2001

           The enclosed proxy is solicited on behalf of Intacta Technologies Inc., a Nevada corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held on May 31, 2001 (the "Meeting"), including any adjournment or adjournments thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at 10:00 A.M. at Resurgence Plaza, 945 East Paces Ferry Road N.E., 12th Floor Conference Room Atlanta, Georgia 30326.

           This proxy statement and accompanying form of proxy are intended to be mailed by Management on or about May 1, 2001, to all stockholders entitled to vote at the Annual Meeting.

OUTSTANDING STOCK AND VOTING RIGHTS

           Only stockholders of record at the close of business on April 13, 2001, (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 20,345,924 shares of the Company's common stock, $.0001 par value per share (the "Common Stock"), the Company's only class of voting securities. Each stockholder voting at the Annual Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Annual Meeting

           The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding will constitute a quorum for the transaction of business at the Annual Meeting. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote will be required for all matters at the Annual Meeting, including: (i) to elect directors for a term of one year, (ii) to ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001, and (iii) to approve the Company's 2000 Stock Incentive Plan.

           Votes cast by proxy or in person at the Annual Meeting will be tabulated by one or more election inspectors appointed for the Annual Meeting who are expected to be employees of the Company, and who will determine whether a quorum is present. In accordance with Nevada law, the election inspectors will treat abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed entitled to vote and will, therefore, have the same legal effect as a vote "against" any matter submitted to the stockholders for a vote. Broker non-votes on a particular matter will not be considered as entitled to vote with respect to that matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

Voting of Proxies

           When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the instructions thereon. If no specification is indicated, the shares will be voted "for" (i) the election, as directors, of the nominees set forth in this proxy statement; (ii) the ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and (iii) the approval of the Company's 2000 Stock Incentive Plan.

Revocability of Proxies

           Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting his or her shares in person.

Solicitation

           The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegraph or other means. No additional compensation will be paid to such individuals for their services in this regard

Form 10-K

           The Company is providing herewith, without charge to each stockholder of record as of the Record Date, a copy of the Company's Annual Report or Form 10-K for the year ended December 31, 2000, as filed with the Securities Exchange Commission.

ELECTION OF DIRECTORS

           At this year's Annual Meeting, five (5) directors will be elected for a one-year term expiring at the next Annual Meeting of Stockholders. All of the nominees, except Charles Johnston and Bernard Girma, currently serve on the Company's Board of Directors. Each director will be elected to serve until his successor is elected and qualified or until the director's earlier resignation or removal.

           The following persons have been nominated to serve as directors of the Company:

Name	Age	Position
Altaf Nazerali	48	President, Chief Executive Officer and Director
Noel Bambrough	63	Executive Vice President, Chief Operating Officer and Director
Ross Wilmot	57	Vice President, Finance and Director
Bernard Girma	54	Director Nominee
Charles Johnston	66	Director Nominee

           Unless a stockholder indicates otherwise, each signed proxy granted by stockholders will be voted individually for the election, as directors of the Company, of the nominees listed above.

           Each nominee has indicated and the Board of Directors believes that each of the nominees will be available for election and to serve as a director of the Company. In the event that any of the nominees listed above shall be unable to serve, it is intended that the proxies will be voted for such other nominees as are designated by the Board of Directors.

Nominees for Election

Altaf Nazerali

           Altaf S. Nazerali has served as President, Chief Executive Officer and Director of the Company since its incorporation in December 1997. In addition, Mr. Nazerali currently serves in the following capacities of other companies:

  Chief Executive Officer (from November 1995 to present), President and Director (each from October 1995 to present) of Multivision Communications Corp, the operator of MMDS TV systems in Bolivia;

  Director of CTF Technologies, Inc. (from April 1998 to present), a company engaged in the servicing of electronic refueling technology in Brazil;

  Director of Imagis Technologies (from July 7, 1998 to present), a technology company that develops and markets biometric and imaging software to law enforcement, gaming and security sectors.

           Mr. Nazerali is also an executive officer of Valor Invest Limited, a money manager and financial advisor to high net worth institutional investors; the President and director of Pensbreigh Holdings Ltd., an independent contractor that provides various corporate and consulting services; and President and a director of International Portfolio Management Inc., a private holding company that provides corporate finance and other management services to private and public companies. From November 1994 to October 1995, Mr. Nazerali served as Chief Executive Officer and President of Canbras Communications Corp., an operator of pay television and television systems in Brazil.

Noel Bambrough

           Noel Bambrough has served as Executive Vice President, Chief Operating Officer and Director of the Company since April 1999. From November 1998 through April 1999, Mr. Bambrough served as a consultant to Hunt Power Corporation, a Texas-based utility company, where he was responsible for developing a Business Plan for the launch of telephone, internet and cable television service to a mixed residential and industrial development owned by Hunt's real estate subsidiary. From April 1995 through November 1998, Mr. Bambrough was Executive Vice-President and Chief Operating Officer of Triax Telecommunications Company L.L.C. From July 1993 to April 1995, he served as Senior Vice-President of Shaw Communications, Inc., a major cable television corporation. In January 1993, Mr. Bambrough was appointed Interim CEO of Microcell Telecommunications, Inc., a PCS service provider, and served until July 1993. Mr. Bambrough continues to serve as a member of the board of directors of Microcell. From 1984 until its acquisition by Shaw Communications, Inc. in January 1993, Mr. Bambrough served as President and Chief Executive Officer of Cablecasting Ltd.

Ross Wilmot

           Ross Wilmot has served as Vice President, Finance and Director of the Company since its incorporation in December 1997. Mr. Wilmot is a chartered accountant and has provided financial management services, as an independent consultant, to public companies since August 1991. He has special expertise in international operations and high-tech start-ups, and has completed numerous business valuations and acquisitions in this sector. He is also experienced in public company reporting practices in both the United States and Canada. Mr. Wilmot currently serves in the following capacities of other publicly held operating companies:

  Vice President, Finance and director of Multivision Communications Corp. (since August 1995);

  Vice President, Finance of CTF Technologies, Inc. (since July 1996);

  Chief Financial Officer of Imagis Technologies Inc. (since February 1999);

  Vice President, Finance and director of Botex Industries Corp., a manufacturer of plastic materials since June 1996); and

  President and director of Plata Minerals Corp. (since April 1999).

           Mr. Wilmot is also an officer and director of the following non-operating public companies: Breckenridge Resources, Ltd., Harambee Mining Corp., Orko Gold Ltd. and Paloma Ventures Ltd.

Bernard Girma

           Bernard Girma is a founder and the President of DigiTech Strategy a recent start-up company to provide digital imaging management consulting. Prior, thereto, from September 1996 to January 2000, Mr. Girma was Chief Executive Officer of Vivid Image Technology, Inc., a developer of imaging controllers for color printers. In November 1995, Mr. Girma, together with several other individuals acquired a controlling interest in Newgen Systems, a manufacturer of digital imaging products, at which Mr. Girma served as Chief Executive Officer until the merger of Newgen Systems with Imaging Technologies, Inc., in August 1996. From 1991 to 1995, Mr. Girma served as Vice President and General Manager of Calcomp Corporation, a subsidiary of Lockheed-Martin Corporation. Mr. Girma currently serves on the board of directors of BrightCube Inc., a public company as well as two privately held companies involved in printing and publishing and digital photo imaging, respectively. Mr. Girma is the co-founder of the Digital Printing and Imaging Association and served on its board of directors for nine years including as Chairman from 1996 to 1997.

Charles Johnston

           Charles Johnston has served as Chairman of each of AFD Technologies Inc., a manufacturer of fuel additives, J&C Resources, LLC, a business management and investment company, and UltraClenz Corporation, a manufacturer of touch-free soap dispensers and hand-wash monitoring systems, since 1992. In 1969, Mr. Johnston founded ISI Systems, Inc. ("ISI"), a developer of software systems and related services. Mr. Johnston was Chief Executive Officer of ISI when it went public on the American Stock Exchange in 1987. ISI was subsequently acquired by Teleglobe Corporation of Montreal, Canada in 1989. Mr. Johnston continued to serve as Chief Executive Officer of ISI until 1992. Mr. Johnston currently serves as the chairman of the Board of Ventex Technology, Inc. and as a member of the board of directors of each of the following companies: Bitwise Designs, Inc., Internet Commerce Corporation, Hydron Technologies, and McData Corporation. He also serves as a Trustee on the President's Advisory Council for the Worcester Polytechnic Institute, and as a Trustee for the Institute of Psychiatric Research at the University of Pennsylvania.

Board Meetings and Committees of the Board

           During the fiscal year ended of December 31, 2000, the Board of Directors held one board meeting and took action by five (5) unanimous written consents in lieu of meetings.

           The Company does not have any standing audit, nominating or compensation committees of the Board of Directors or other committees performing similar functions.

Compensation of the Board of Directors

           The Company does not pay cash compensation to its directors for serving on the Board, but does reimburse directors for out-of-pocket expenses incurred for services rendered as members of the Board including, but not limited to, attending Board meetings. Of the Company's directors prior to the Annual Meeting of Stockholders, only Messrs. Yehoshua Sagi, Amnon Shai and Yechiel Sharabi received options, pursuant to the 1998 Stock Option Plan, as consideration for their participation on the Board of Directors. Messrs. Sagi, Shai and Sharabi each received options to purchase 50,000 shares at an exercise price of $1.50 per share.

           Each of the Company's directors and director nominees is eligible to participate in the Company's 2000 Stock Incentive Plan. (See Proposal II below for a description of the 2000 Stock Incentive Plan.)

           The Company has entered into an arrangement with Charles Johnston, a director nominee, which provides for the granting to Mr. Johnston, upon his election as a director at the Annual Meeting of Stockholders, of options to purchase an aggregate of 100,000 shares of Common Stock at an exercise price of $.75 per share. The options are scheduled to vest in one-third increments on each subsequent anniversary date of grant. The arrangement further provides for the Company to grant to Mr. Johnston options to purchase an aggregate of 25,000 shares of Common Stock, exercisable at the then current market price of the Company's Common Stock, on each successive anniversary of Mr. Johnston's election to the Board provided, that, upon such anniversary date, Mr. Johnston is then a member of the Company's Board of Directors.

           The Company has entered into an arrangement with Bernard Girma, a director nominee, which provides for the granting to Mr. Girma, upon his election as a director at the Annual Meeting of Stockholders, of options to purchase an aggregate of 75,000 shares of Common Stock of the Company at an exercise price of $.75 per share. The options are scheduled to vest in one-third increments on each subsequent anniversary date of grant.

           In January 2001, the Company entered into an agreement with Mr. Girma pursuant to which the Company has agreed to pay to Mr. Girma a commission of ten percent (10%) of all revenues, net of certain taxes, costs and fees, received by the Company from clients introduced by Mr. Girma. The agreement also provides for the Company to reimburse Mr. Girma for certain expenses incurred by Mr. Girma in connection with the promotion of the Company to prospective clients. To date, no commissions have been paid to Mr. Girma by the Company in accordance with this agreement.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

           The Company does not have a compensation committee. During the fiscal year ended December 31, 2000, Altaf Nazerali, the President and Chief Executive Officer and a director of the Company, also served as a director of each of Multivision Communications Corp. ("Multivision"), CTF Technologies,

Inc. ("CTF Technologies") and Imagis Technologies ("Imagis"). Ross Wilmot, the Vice President, Finance and a director of the Company served as the Vice President of Multivision, Vice President-Finance of CTF Technologies and Chief Financial Officer of Imagis. The Company did not engage in any material transactions with Multivision, CTF Technologies or Imagis during the fiscal year ended December 31, 2000.

Audit Fees

           The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 (the "2000 fiscal year") and the reviews of the unaudited financial statements included in the Company's Form 10-Qs for the 2000 fiscal year totaled $92,133.

Financial Information Systems Design and Implementation Fees.

           BDO Seidman, LLP did not render any professional services related to financial information systems design and implementation (as described in paragraph (c) (4) (ii) of Rule 2-01 of Regulation S-X) for the 2000 fiscal year.

All Other Fees

           BDO Seidman, LLP provided additional services to the Company during the fiscal year ended December 31, 2000 in connection with certain private financings consummated in June and October and the preparation and filing by the Company of two registration statements on Form S-1 relating to certain selling stockholders, for aggregate fees of $70,767. Additionally, BDO Seidman, LLP provided miscellaneous accounting and consulting services for fees of approximately $5,900 and provided tax services for fees of approximately $9,600.

           The Board of Directors has considered whether the services rendered by BDO Seidman, LLP set forth in the immediately preceding paragraph is compatible with maintaining their independence.

Executive Officers and Key Employees of the Company

           In addition to Mr. Nazerali, Mr. Bambrough and Mr. Wilmot, the Company's executive officers include Menachem Tassa.

Menachem Tassa

           Menachem Tassa has been the Company's Vice President, Research and Development and a director since May 29, 1998. Dr. Tassa also currently serves as General Manager of Intacta Labs Ltd., the Company's research and development subsidiary based in Beer Sheva, Israel. Dr. Tassa has doctorates in applied mathematics, physics and chemistry. He has been with the Company and its subsidiary companies (which were acquired in May 1998) since 1994. Prior to joining the Company, Dr. Tassa occupied various senior scientific positions with the Israeli government.

Executive Compensation

           The following table sets forth the compensation paid by the Company for the three fiscal years ended December 31, 2000, 1999 and 1998 to Mr. Altaf Nazerali, its President and Chief Executive Officer, Mr. Noel Bambrough, its Executive Vice President and Chief Operating Officer, and Dr.

Menachem Tassa, its Vice President, Research and Development, (the "Named Officers"), each of whose compensation exceeded $100,000 for the years indicated. No other executive officer of the Company earned a salary and bonus for the fiscal year ended December 31, 2000 in excess of $100,000. None of the Named Officers received compensation in the form of bonuses during the fiscal years presented in the table below.
Summary Compensation Table

Name and Principal Position	Fiscal Year Ended December 31,	Annual Compensation Salary ($)	LongTerm Compensation Securities Underling Options/SARs (#)	All Other Compensation
Altaf Nazerali President and Chief Executive Officer	2000 1999 1998	100,000(1) 100,000(1) 25,000(1)	-- -- 150,000	-- -- --

Noel Bambrough Executive Vice President and Chief Operating Officer	2000 1999 1998	250,000 154,165(2) --	-- 200,000 --	-- -- --

Menachem Tassa Vice President, Research and Development	2000 1999 1998	120,000(3) 120,000(3) 170,000(3)	-- -- 150,000	-- -- --

(1)  The compensation of Mr. Nazerali in each of 2000, 1999 and 1998 was paid directly to Mr. Nazerali from Pensbreigh Holdings Ltd. ("Pensbreigh") and represents a portion of the monthly consulting fee the Company pays to Pensbreigh. These amounts exclude $88,000, $94,000 and $61,000 paid for administrative services provided to the Company during 2000, 1999 and 1998 by International Portfolio Management Inc., of which Mr. Nazerali is a stockholder and President and a director. See "Employment Contracts of Executive Officers" and "Certain Transactions."

(2)  Mr. Bambrough became an executive officer of the Company effective as of April 1, 1999. The compensation to Mr. Bambrough in 1999 included an aggregate of $41,665 which was accrued and unpaid. The Company has since repaid such accrued salary from the proceeds of its October 2000 private placement.

(3)  The compensation to Mr. Tassa for each of 2000, 1999 and 1998 was paid by the Company to Dr. Tassa as a consultant. See "Certain Transactions."

Option Grants In The Last Fiscal Year

           The Company did not grant any options to its Named Officers during the fiscal year ended December 31, 2000.

Option Exercises In Fiscal Year Ended December 31, 2000

           The Named Officers of the Company did not exercise any options during the fiscal year ended December 31, 2000. The following table sets forth information concerning the number of options owned by the Named Officers and the value of any in-the-money unexercised options held at December 31, 2000.

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values
			Number of Securities Underlying Unexercised Options at December 31, 2000		Value of Unexercised In-the- Money Options at December 31, 2000
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable (1)	Unexercisable
Altaf S. Nazerali	-	-	150,000	--	-	-
Noel Bambrough	-	-	200,000	--	-	-
Menachem Tassa	-	-	100,000	--	-	-

(1)  As of December 31, 2000, none of the unexercised options held by the Named Officers were in-the-money.

Employment Contracts of the Executive Officers

           The Company entered into a consulting agreement with Pensbreigh Holdings Ltd., an independent contractor engaged in the business of providing various corporate and consulting services to businesses, of which Mr. Nazerali is a shareholder and officer ("Pensbreigh"), dated as of March 1, 1999. Under the agreement, Pensbreigh provides the services of Mr. Nazerali and an affiliate to the Company. During the initial term of the agreement, the Company agreed to pay Pensbreigh a monthly fee of US$16,666.00. This agreement is due to terminate on October 1, 2001 unless further extended for a period of one year upon 60 days prior written notice by Pensbreigh of its intention to extend. Both the Company and Pensbreigh expect that the agreement will be extended for an additional one year period. Mr. Nazerali does not have an employment contract with the Company and is therefore not entitled to participate in any benefit plans to which regular employees are entitled.

           The Company entered into an employment agreement with Noel Bambrough in March 1999, which provided for a base salary of $12,500 per month from April 1, 1999 through July 31, 1999 and a salary of $20,833 per month thereafter. Through June 30, 2000, however, the Company had paid Mr. Bambrough only $12,500 per month. The balance of accrued but unpaid salary of approximately $91,633 was paid to Mr. Bambrough from the proceeds of the Company's October 2000 private placement. Since June 1, 2000, the Company has been paying Mr. Bambrough a salary of $20,833 per month. Mr. Bambrough is also eligible for a bonus not to exceed $100,000 per year based on the achievement of specific agreed upon business goals and targets. Under the agreement, the Company granted Mr. Bambrough an option to purchase 200,000 shares of Common Stock at a price of $4.00 per share. In addition, subject to the board of directors' approval, the Company is required to issue to Mr. Bambrough options to purchase a number of shares at least equal to 10% of any future option grants to its employees.

Stock Option Plans

           On June 1, 1998, the Company's Board of Directors approved the creation of its 1998 stock option plan (the "1998 Plan"). Under the 1998 Plan, the Company's Board of Directors may grant incentive and non-qualified options to acquire up to a total of 1,667,100 shares of Common Stock to its directors, officers, employees and consultants. As of the Record Date, options to acquire 1,276,800 shares of Common Stock are outstanding.

           On July 21, 2000, the Company's Board of Directors adopted the 2000 stock incentive plan (the "2000 Plan"), subject to approval by its stockholders at its Annual Meeting. The 2000 Plan provides for the grant of any or all of the following types of awards:

  stock options, which may be either incentive stock options or non-qualified stock options;
  restricted stock;
  deferred stock; and
  other stock based awards.

           A total of 2,400,000 shares of Common Stock have been reserved for distribution under the 2000 Plan. As of the Record Date, no options or other stock based awards have been granted under the 2000 Plan.

           Of the options granted under the 1998 Plan, options to purchase an aggregate of 700,000 shares have been granted to the Company's officers and directors at exercise prices ranging from $1.50 to $4.00, as follows:

  options to purchase an aggregate of 500,000 shares were granted to Messrs. Sharabi, Sagi, Shai, Tassa, Nazerali and Wilmot at an exercise price of $1.50 per share, and options to purchase 200,000 shares were granted to Mr. Bambrough at an exercise price of $4.00 per share.

Report on Executive Compensation

           During the fiscal year ended December 31, 2000, the Board of Directors was responsible for administering the compensation programs of the Company's executive officers.

           The amount of compensation paid by the Company to its officers and the terms of employment or consulting agreements governing compensation to certain executive officers are determined solely by the Board of Directors. Compensation is paid by the Company to Messrs. Nazerali and Tassa pursuant to consulting agreements. In the case of Mr. Nazerali, the consulting agreement is with Pensbreigh Holdings Ltd., which provides the services of Mr. Nazerali and an affiliate to the Company and which pays to Mr. Nazerali a portion of the consulting fees paid by the Company. The Company pays a salary to Mr. Bambrough in accordance with the terms of an employment agreement. In each case, the salary and/or compensation paid to each of Messrs. Nazerali, Bambrough, and Tassa is fixed by the terms of their respective agreements. Base salary of other executive officers is based on the Company's financial performance and the executive's individual performance and level of responsibility. The Company did not pay any bonuses to its Named Officers or any of its executive officers during the fiscal year ended

December 31, 2000. Bonus compensation, if any, to executive officers is based generally upon the Company's financial performance and the availability of resources as well as the executive officers' individual performance and level of responsibility. Stock option awards under the Company's stock option plans are intended to attract, motivate and retain senior management personnel and key employees by affording them the opportunity to receive additional compensation based upon the performance of the Company's Common Stock.

The Board of Directors
Altaf S. Nazerali
Noel Bambrough
Ross Wilmot
Menachem Tassa

Section 16(a) Beneficial Ownership Reporting Compliance

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of securities of the Company. Officers, directors and greater than 10% stockholders are required by the SEC to furnish the Company with copies of all forms they file pursuant to Section 16(a).

           Based solely upon the Company's review of copies of such forms, the Company believes that during the year ended December 31, 2000, all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with, except a Form 3 for each of Yechiel Sharabi, a director of the Company and Arie Halpern and Corsa S.A. Holdings (each a greater than 10% stockholder of the Company) were not timely filed and a Form 5 for Yechiel Sharabi was not timely filed.

Stock Performance Graph

           The following line graph compares, from May 28, 1998, the date on which the Company's Common Stock commenced trading on the OTC Bulletin Board under the symbol "ZFAX," through December 31, 2000, the cumulative total return among the Company, companies comprising the Russel 2000 Index and a Peer Group Index, based on an investment of $100 on May 28, 1998, in the Company's Common Stock and each index, and assuming reinvestment of all dividends, if any, paid on such securities. The Company has not paid any dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation. The Peer Group Index consists of companies in the technical/system software business. Companies in this Peer Group Index included, but were not limited to: Applied Microsystems, Chordiant Software Inc., Exigent International Inc., Gensym Corp., Softworks, Inc. and US Data Corp. Historic stock prices are not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

INTACTA TECHNOLOGIES INC., RUSSELL 2000 INDEX

AND PEER GROUP INDEX

DOLLARS
200
150
100
50
0
5/28/08
12/31/98
12/31/99
12/31/00
INTACTA TECHNOLOGIES, INC.
MG GROUP INDEX
RUSSELL 2000 INDEX

ASSUMES $100 INVESTED ON MAY 28, 1998
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2000

Security Ownership of Principal Stockholders, Directors, and Named Executive Officers

           The following table sets forth certain information as of the Record Date with respect to beneficial ownership of shares of Common Stock by: (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock (ii) each director and each nominee for director; (iii) each Named Officer (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Outstanding Stock Beneficially Owned (3)
Arie Halpern(4)	4,150,000(5)	20.2%
Corsa S.A. Holdings(6)	4,000,000	19.7
Altaf S. Nazerali	278,000(7)	1.4
Noel Bambrough	203,000(8)	*
Charles Johnston(9)	183,332(10)	*
Menachem Tassa	150,000(11)	*
Ross Wilmot	50,000(12)	*
Bernard Girma(13)	--	--
All officers and directors as a group (6 persons)	864,332(14)	4.1

* Indicates a percentage beneficial ownership of less than 1%

(1)  Unless otherwise noted, the address of each beneficial owner is care of the Company at 945 East Paces Ferry Road, N.E., Suite 1445, Atlanta, Georgia 30326-1372.

(2)  Unless otherwise noted, the Company believes that all persons referenced to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

(3)  Calculated based on 20,345,924 shares of Common Stock outstanding at the Record Date. The applicable percentage is based on options to purchase Common Stock which are currently exercisable or become exercisable within 60 days of such date.

(4)  The address for Mr. Halpern is Rua Araripina 92, Sao Paulo, Brazil.

(5)  Mr. Halpern's beneficially owned shares include (i) 4,000,000 shares of Common Stock owned by Corsa S.A. Holdings of which Mr. Halpern is the principal stockholder with sole voting and dispositive power with respect to the shares of the Company held by Corsa, and (ii) 150,000 shares of Common Stock underlying currently exercisable options.

(6)  The address for Corsa S.A. Holdings is 8, rue Notre Dame, L-2240, Grand Duchy of Luxembourg.

(7)  Mr. Nazerali's beneficially owned shares include (i) 128,000 shares of Common Stock and (ii) 150,000 shares of Common Stock underlying currently exercisable options. Mr. Nazerali's beneficially owned shares does not include an aggregate of 282,090 shares and 244,590 shares underlying currently exercisable warrants held by Valor Invest Limited ("Valor"), of which Mr. Nazerali is an executive officer. Mr. Nazaerali has entered into an agreement with the principal owner of Valor not to exercise voting or dispositive power with respect to securities of Intacta held by Valor.

(8)  Mr. Bambrough's beneficially owned shares include (i) 3,000 shares of Common Stock and (ii) 200,000 shares of Common Stock underlying currently exercisable options.

(9)  The address for Charles Johnston is c/o Vertex Technologies, 7830 Byron Drive, Suite 10, Rivera Beach, Florida 33404.

(10) J&C Resources, Inc., of which Mr. Johnston is the Chairman, is the beneficial owner of the shares, including (i) 66,666 shares of Common Stock and (ii) 116,666 shares underlying currently exercisable warrants. Mr. Johnston has sole voting and dispositive power over the shares and warrant shares beneficially owned by J&C Resources.

(11) Mr. Tassa's beneficially owned shares represent 150,000 shares underlying currently exercisable options.

(12) Mr. Wilmot's beneficially owned shares represent 50,000 shares underlying currently exercisable options.

(13) The address for Mr. Girma is c/o Digitech Strategy, 26072 Spur Branch Lane, Laguna Hills, California 92653.

(14) The shares beneficially owned by the Company's officers and directors, including director nominees, as a group includes (i) 197,666 shares of Common Stock, (ii) 550,000 shares of Common Stock underlying currently exercisable options and (iii) 116,666 shares of Common Stock underlying currently exercisable warrants.

Certain Relationships and Related Transactions

           On May 31, 1998, the Company consummated an exchange agreement with Corsa S.A. Holdings, an entity organized under the laws of Luxembourg. Corsa owned 69% of the Company's Common Stock upon closing of the exchange agreement. Corsa is 90% controlled by Mr. Arie Halpern and 10% controlled by Shira Advising, Communication and Investment Ltd., an Israeli corporation controlled by Yechiel Y. Sharabi, one of the Company's directors prior to the Annual Meeting, and Hadassa Y. Sharabi, Mr. Sharabi's wife. Under the exchange agreement, Corsa transferred 100% of the outstanding shares of Intacta Delaware Inc. and 99% of the outstanding shares of Intacta Labs Ltd. to the Company. In exchange, the Company issued 11,486,000 shares of Common Stock to Corsa. Corsa subsequently sold 7,486,000 of those shares in private transactions, resulting in a decrease of Corsa's ownership to 4,000,000 shares.

           Under the exchange agreement, the Company agreed with Corsa that its board of directors would be increased from three to seven persons, of which Corsa had the right to appoint five of the initial seven directors. Of the current directors, Messrs. Sharabi, Shai, Sagi and Tassa were designated by Corsa. Under the exchange agreement, the Company agreed to do the following:

  enter into a stockholders' agreement (which terminated on June 1, 2000) governing the election of directors;
  implement an equity incentive plan; and

  raise $5,000,000 through the sale of its common stock.

           To date the Company has implemented an equity incentive plan and has raised approximately $11,450,000 through (i) the sale of 1,000,000 shares of its common stock to MFC Merchant Bank SA in December 1998 for a total of $4,000,000, (ii) the conversion in June 1999 of approximately $952,000 of outstanding non-interest-bearing loans made to it by Valor Invest Limited ("Valor"), an affiliate of Altaf Nazerali, the Company's President and Chief Executive Officer, into 238,000 shares of Common Stock (described below), and (iii) the sale of 2,333,310 shares of its common stock included in units sold in its private placement which closed in October 2000, for cash and the conversion of substantially all of the principal and accrued interest on bridge notes issued in the Company's bridge financing in May and June 2000.

           From December 1997 through November 1998, Valor loaned the Company a total of $2,172,000. During 1998 and 1999, the Company paid a total of $1,131,000 of these loans. On June 30, 1999, the Company issued 238,000 shares of common stock to Valor in repayment of the $952,000 of loans, at the rate of $4.00 per share, leaving a balance of $89,000 owed to Valor. During the first half of 2000, Valor loaned the Company an additional $704,500 on a non-interest bearing basis, of which $312,000 was repaid. In May 2000, Valor converted $250,000 of the unpaid balance of these loans into 2.5 million units identical to the units offered by the Company in its $2.5 million bridge financing. Valor also subordinated the balance of such loans to the repayment of the notes issued in the bridge financing. Valor converted the principal amount of the notes included in the units it acquired in May 2000 as well as the balance of its subordinated loans into units offered in the Company's October private placement.

           During 1998, 1999 and 2000, the Company paid consulting, management and marketing fees to some of its directors or stockholders and/or their affiliates in the following amounts:

  Pensbreigh Holdings Ltd., of which Mr. Nazerali is President and a stockholder, $25,000 during 1998, $200,000 during 1999 and, $200,000 during 2000;

  Menachem Tassa, the Company's Vice President, Research and Development - $170,000 during 1998 (including accrued fees of $50,000), $120,000 during 1999, and $120,000 during 2000.

           During the years 1998, 1999 and 2000 the Company paid approximately $61,000, $94,000 and $88,000, respectively, to International Portfolio Management Inc. ("IPM"), in connection with administrative services provided to the Company. Altaf S. Nazerali, the Company's President, Chief Executive Officer and a director, is the sole stockholder of IPM. Ross Wilmot, the Company's Vice President, Finance and a director, is the Executive Vice President of IPM and Sandra W. Buschau, the Company's corporate Secretary, is a Vice President of IPM.

           In connection with the consummation of the Company's October private placement, Valor, an affiliate of Mr. Nazerali, the Company's President and Chief Executive Officer, participated in the offering for which it received aggregate cash commissions of approximately $194,460 and approximately 21,607 in-kind units as part of its commission, similar in all respects to the units sold in the private placement.

PROPOSAL I:           TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP,
                                    AS THE COMPANY'S INDEPENDENT AUDITORS

           The independent auditors of the Company are charged with undertaking to examine and report on the Company's financial statements on a year-end basis to be transmitted or made available to stockholders and filed with the SEC. BDO Seidman LLP, independent certified public accountants ("BDO Seidman") has audited and reported on the Company's financial statements for the fiscal year ended December 31, 2000. The Board of Directors has selected BDO Seidman as the independent auditors for the Company for the fiscal year ended December 31, 2001 and has determined that it would be desirable to request that the Company's stockholders ratify such selection. While not binding on the Board of Directors, the failure of the stockholders to ratify the appointment of BDO Seidman would be considered by the Board in determining whether to continue the engagement of BDO Seidman. One or more representatives of BDO Seidman are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

           Although the Board of Directors of the Company is submitting the selection of BDO Seidman for stockholder ratification, it reserves the right, even after ratification by stockholders, to change the selection of BDO Seidman, as auditors, at any time during the 2001 fiscal year if it deems such change to be in the best interest of the Company.

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF BDO SEIDMAN LLP, AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

PROPOSAL II:           APPROVAL OF THE 2000 STOCK INCENTIVE PLAN

           At the Annual Meeting, the Company's stockholders will be asked to approve the adoption of the Company's 2000 Stock Incentive Plan (the "2000 Plan").

           On July 21, 2000, the Board of Directors adopted, subject to shareholder approval, the 2000 Plan. The Board believes that, to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, employees and other key persons and to promote the well-being of the Company, it is in the best interest of the Company and its shareholders to provide to officers, directors, employees, consultants and other independent contractors who perform services for the Company, through the granting of stock options, restricted stock, deferred stock or other stock awards, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the grant of options under its 1998 Stock Option Plan has proven to be a valuable tool in attracting, retaining and motivating key employees and consultants. Accordingly, the Board believes that the 2000 Plan, which provides the Board greater flexibility with respect to the types of stock Awards (defined below) as well as certain terms under which Awards may be granted, (a) will provide the Company with significant means to attract and retain talented personnel, (b) will result in saving cash, which otherwise would be required to maintain current employees and adequately attract and reward personnel and others who perform services for the Company, and (c) consequently, will prove beneficial to the Company's ability to be competitive. There is currently an insufficient amount of options available for future grant under the Company's 1998 Stock Option Plan.

           As of the Record Date, no options or stock awards have been granted under the 2000 Plan. If the 2000 Plan is approved by the stockholders, options or stock awards may be granted under the 2000 Plan, the timing, amounts and specific terms of which cannot be determined at this time.

           The following summary of the 2000 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the 2000 Plan, set forth as Exhibit A to this Proxy Statement.

Summary of the 2000 Plan

           The 2000 Plan provides for the grant of any or all of the following types of awards (collectively, "Awards"): (1) stock options, (ii) restricted stock, (iii) deferred stock and (iv) other stock-based awards. Awards may be granted singly, in combination, or in tandem, as determined by the administrators of the 2000 Plan. A total of 2,400,000 shares of Common Stock, subject to anti-dilution adjustment as provided in the 2000 Plan, have been reserved for distribution pursuant to the 2000 Plan.

           The 2000 Plan can be administered by the Board of Directors (the "Board") or a Committee (the "Committee") consisting of two or more members of the Board of Directors. In order for the 2000 Plan to comply with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Committee shall be comprised solely of two or more non-employee members of the Board. The Board or the Committee will determine, among other things, the persons to whom Awards will be granted, the type of Awards to be granted, the number of shares subject to each Award and the share price. The Board or the Committee will also determine the term of each Award, the restrictions or limitations thereon, and the manner in which each such Award may be exercised or, if applicable, the extent and circumstances under which Common Stock and other amounts payable with respect to an Award will be deferred. Unless sooner terminated, the 2000 Plan will expire at the close of business on May 31, 2010.

           Stock Options. The 2000 Plan provides for the grant of "incentive stock options" ("Incentive Stock Options"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for options not qualifying as Incentive Stock Options ("Non-Qualified Stock Options"). The Board or the Committee, as the case may be, shall determine those persons to whom stock options may be granted.

           Incentive Stock Options granted pursuant to the 2000 Plan are nontransferable by the optionee during his lifetime. Options granted pursuant to the 2000 Plan will expire if not exercised within 10 years of the grant (five years in the case of Incentive Stock Options granted to an eligible employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary of the Company immediately before the grant ("10% Shareholder")), and under certain circumstances set forth in the 2000 Plan, may be exercised within three (3) months following termination of employment other than for cause or in the vent of retirement (one year in the event of death or disability of the optionee), unless the stock option agreement provides for a shorter period. Options may be granted to optionees in such amounts and at such prices as may be determined, from time to time, by the Board or the Committee. The exercise price of an Incentive or Non-Qualified Stock Option will not be less than the fair market value of the shares underlying the option on the date the option is granted, provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder may not be less than 110% of such fair market value.

           Under the 2000 Plan, the Company may not, in the aggregate, grant Incentive Stock Options that are first exercisable by any optionee during any calendar year (under all such plans of the optionee's employer corporation and its "parent" and "subsidiary" corporations, as those terms are defined in Section 424 of the Code) to the extent that the aggregate fair market value of the underlying stock (determined at the time the option is granted) exceeds $100,000.

           The 2000 Plan contains anti-dilution provisions authorizing appropriate adjustments in certain circumstances. Shares of Common Stock subject to Awards which expire without being exercised or which are cancelled as a result of the cessation of employment are available for further grants. No shares of Common Stock of the Company may be issued upon the exercise of any option granted under the 2000

Plan until the full option price has been paid by the optionee. The Board of Directors or the Committee may grant individual options under the 2000 Plan with more stringent provisions than those specified in the 2000 Plan.

           Options become exercisable in such amounts, at such intervals and upon such terms and conditions as the Board of Directors or the Committee provide. Stock options granted under the 2000 Plan are exercisable until the earlier of (i) a date set by the Board of Directors or Committee at the time of grant or (ii) the close of business on the day before the tenth anniversary of the stock option's date of grant (the day before the fifth anniversary in the case of an Incentive Stock Option granted to a 10% Shareholder). The 2000 Plan will remain in effect until all stock options are exercised or terminated. Notwithstanding the foregoing, no options may be granted after May 31, 2010.

           Restricted and Deferred Stock Awards. Under the 2000 Plan the Board or the Committee may grant shares of restricted Common Stock either alone or in tandem with other Awards. Restricted and Deferred Stock awards give the recipient the right to receive a specified number of shares of Common Stock, subject to such terms, conditions and restrictions as the Board or the Committee deem appropriate. Restrictions may include limitations on the right to transfer the stock until the expiration of a specified period of time and forfeiture of the stock upon the occurrence of certain events such as the termination of employment prior to expiration of a specified period of time. In addition, a participant in the 2000 Plan who has received a Deferred Stock Award may request, under certain conditions, the Board or the Committee to defer the receipt of an award (or an installment of an award) for an additional specified period or until the occurrence of a specified event.

           Other Stock Based Awards. Other Stock-Based Awards, which may include performance shares and shares valued by reference to the performance of the Company or any parent or subsidiary of the Company, may be granted either alone or in tandem with other Awards.

Certain Federal Income Tax Consequences of the 2000 Plan

           The following is a brief summary of the Federal income tax aspects of Awards made under the 2000 Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

           1.          Incentive Stock Options. The optionee will generally recognize no taxable income upon the grant or exercise of an Incentive Stock Option. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the optionee: (i) the optionee will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (ii) the company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for purposes of computing the alternative minimum taxable income of the optionee for his or her taxable year in which the exercise occurs. This adjustment may result in an alternative minimum tax liability for the optionee, depending upon such optionee's own particular circumstances. In the case of a disposition of shares in the same taxable year as the exercise where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment for alternative minimum tax purposes is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

           If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above: (i) the optionee will recognize ordinary compensation income (taxable at ordinary income tax rates rather than the generally lower long-term capital gains rates) in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will generally qualify for a deduction equal to any such amount recognized, subject to the requirements that the compensation be reasonable and not limited under Section 162(m) of the Code. The optionee will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the optionee held the shares, and the Company will not qualify for a deduction with respect to such excess.

           Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following the termination of the optionee's employment, the option will generally be taxed as a Non-Qualified Stock Option. See "Non-Qualified Stock Options."

           2.          Non-Qualified Stock Options. With respect to Non-Qualified Stock Options, (i) upon grant of the option, the optionee will recognize no income; (ii) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the optionee will recognize compensation income (taxable at ordinary income tax rates) in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will generally qualify for a deduction in the same amount, subject to the requirements that the compensation be reasonable and not limited under Section 162(m) of the Code; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of compensation income recognized by the optionee; and (iv) on a sale of the shares, the optionee will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the optionee's hands depending upon the length of time that the optionee held the shares.

           3.          Stock Awards. Unless a participant otherwise elects to be taxed upon receipt of shares of restricted or deferred stock under the 2000 Plan, the participant must include in his or her taxable income the difference between the fair market value of the shares and the amount paid, if any, for the shares, as of the first date the participant's interest in the shares is no longer subject to a "substantial risk of forfeiture" or such shares become transferrable. A participant's rights in stock awarded under the 2000 Plan are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the participant. Where shares of stock received under the 2000 Plan are subject to a substantial risk of forfeiture, the participant can elect to report the difference between the fair market value of the shares on the date of receipt and the amount paid, if any, for the stock as ordinary income in the year of receipt. To be effective, the election must be filed with the Internal Revenue Service within 30 days after the date the shares are transferred to the participant. The Company generally is entitled to a Federal income tax deduction equal in amount to the amount includable as compensation in the gross income of the participant, subject to the requirements that the compensation be reasonable and not limited under Section 162(m) of the Code. The amount of taxable gain, if any, arising from a participant's sale of shares of restricted stock acquired pursuant to the 2000 Plan is equal to the excess of the amount realized on such sale over the sum of the amount paid, if any, for the stock and the compensation element included by the participant in taxable income.

           4.          Other Tax Matters. If unmatured installments of Awards are accelerated as a result of a Change of Control (as defined in the 2000 Plan), any amounts received from the exercise by a participant of a stock option, the lapse of restrictions on restricted stock or the deemed satisfaction of conditions of performance-based awards may be included in determining whether or not a participant has received an "excess parachute payment" under Section 280G of the Code, which could result in: (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the participant on certain payments of Common Stock or cash resulting from such exercise or deemed satisfaction of conditions of performance awards from such exercise or deemed satisfaction of conditions of performance awards or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse and (ii) the loss by the Company of a compensation deduction.

Recommendation

            THE BOARD OF DIRECTORS AND MANAGEMENT BELIEVE THAT ADOPTION OF THE COMPANY'S 2000 STOCK INCENTIVE PLAN IS ADVISABLE AND RECOMMENDS A VOTE "FOR" THE PROPOSAL.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL STOCKHOLDER MEETING

           The Company currently anticipates that its Annual Meeting of Stockholders with respect to the Company's fiscal year ending December 31, 2001 will be held between the months of April and May 2002. Therefore, stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders with respect to the Company's fiscal year ending December 31, 2001 must submit the proposal in proper form and in satisfaction of the conditions established by the Securities Exchange Commission, to the Company at its address set forth on the first page of this proxy statement not later than December 27, 2001, in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

           After the December 27, 2001 deadline, a stockholder may present a proposal at the Company's next Annual Meeting if it is submitted to the Company's Secretary at the address set forth above no later than March 15, 2002. If timely submitted, the stockholder may present the proposal at the next Annual Meeting but the Company is not obligated to present the matter in its proxy statement.

OTHER MATTERS

           A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 2000, IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON APRIL 13, 2001. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED TO EACH STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO: SANDRA BUSCHAU, SECRETARY, INTACTA TECHNOLOGIES INC., 945 EAST PACES FERRY ROAD, N.E., SUITE 1445, ATLANTA, GEORGIA, 30326-1372.

           The Board of Directors is not aware of any other matters except for those incident to the conduct of the Annual Meeting to be acted on at the meeting. If, however, other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the holders of the proxies to vote the proxies in accordance with their best judgment.

By Order of the Board of Directors

/s/ Sandra Buschau

Sandra Buschau
Secretary

Dated: April 27, 2001

EXHIBIT A

INTACTA TECHNOLOGIES INC.
2000 Stock Incentive Plan

 Section 1           Purposes; Definitions.

           The purpose of this Plan is to enable the Company to offer to its employees and to employees of its Subsidiaries and Parent, if any, and other persons who are expected to contribute to the success of the Company, long term performance-based stock and/or other equity interests in the Company, thereby enhancing their ability to attract, retain and reward such key employees or other persons, and to increase the mutuality of interest between those employees or other persons and the stockholders of the Company.

           For purposes of this Plan, the following terms shall be defined as set forth below:

           (a)          "Board" means the Board of Directors of Intacta Technologies Inc.

           (b)          "Cause" shall have the meaning ascribed thereto in Section 5(b)(ix) below.

           (c)          "Change of Control" shall have the meaning ascribed thereto in Section 9 below.

           (d)          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

           (e)          "Committee" means the Stock Incentive Committee of the Board or any other committee of the Board which the Board may designate.

           (f)          "Company" means Intacta Technologies Inc., a corporation organized under the laws of the State of Nevada.

           (g)          "Deferred Stock" means Stock to be received, under an award made pursuant to Section 7 below, at the end of a specified deferral period.

           (h)          "Disability" means disability as determined under procedures established by the Board or the Committee for purposes of this Plan.

           (i)          "Early Retirement" means retirement from active employment with the Company or any Parent or Subsidiary prior to age 65, with the approval of the Board or the Committee, for purposes of one or more award(s) under this Plan.

           (j)          "Exchange Act" means the Securities Exchange Act of 1934, as amended, as in effect from time to time.

           (k)          "Fair Market Value" of a share of Stock means, as of any given date: (i) if the Stock is listed on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the last sale price of a share of Stock on such day, as reported by such exchange or NASDAQ, or on a composite tape reflecting transactions on such exchange or by NASDAQ, as the case may be; (ii) if the Stock is not listed on a national securities exchange or quoted on the NASDAQ, but is traded in the over-the-counter market, the average of the high bid and asked prices for a share of Stock on such day as reported by the National Quotation Bureau, Inc.; and (iii) if the fair market value of a share of Stock cannot be determined pursuant to clause (i) or (ii) above, such

1

price as the Board of Directors or the Committee, as the case may be, shall determine, which determination shall be conclusive as to the Fair Market Value of the Stock.

           (l)          "Incentive Stock Option" means any Stock Option which is intended to be and is designated as an "incentive stock option" within the meaning of Section 422 of the Code, or any successor thereto.

           (m)          "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

           (n)          "Normal Retirement" means retirement from active employment with the Company or any Subsidiary on or after age 65.

           (o)          "Other Stock-Based Award" means an award under Section 8 below that is valued in whole or in part by reference to, or is otherwise based upon, Stock.

           (p)          "Parent" means any present or future parent of the Company, as such term is defined in Section 424(e) of the Code, or any successor thereto.

           (q)          "Performance Objectives" means performance objectives adopted by the Board or the Committee, as the case may be, pursuant to the Plan for employees who have received awards under the Plan. With respect to any award to an employee who is, or is determined by the Board or the Committee, as the case may be, to be likely to become a "covered employee" within the meaning of Section 162(m) of the Code, the Performance Objectives shall be limited to specified levels of growth in or peer company comparisons based upon (i) appreciation in the price of Stock plus reinvested dividends over a specified period of time, (ii) return on assets or (iii) book value per share, as the Committee may determine, and the attainment of such Performance Objectives shall not be deemed to have occurred until certified by the Board, or the, Committee, as the case may be. Except in the case of a covered employee, if the Board or the Committee, as the case may be, determines that a change in business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts it business, or other events or circumstances under the Performance Objectives to be unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board or the Committee, as the case may be, deems appropriate.

           (r)          "Plan" means this Intacta Technologies Inc. 2000 Stock Incentive Plan, as hereinafter amended from time to time.

           (s)          "Restricted Stock" means Stock, received under an award made pursuant to Section 6 below, that is subject to restrictions imposed pursuant to said Section 6.

           (t)          "Retirement" means Normal Retirement or Early Retirement.

           (u)          "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the Exchange Act, as in effect from time to time, and any successor thereto.

           (v)          "Section 162(m)" means Section 162(m) of the Code, as in effect from time to time, and any successor thereto.

           (w)          "Securities Act" means the Securities Act of 1933, as amended, as in effect from time to time.

           (x)          "Stock" means the Common Stock of the Company, $.0001 par value per share.

2

           (y)          "Stock Option" or "Option" means any option to purchase shares of Stock which is granted pursuant to the Plan.

           (z)          "Subsidiary" means any present or future (A) subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code, or any successor thereto, or (B) unincorporated business entity in which the Company owns, directly or indirectly, 50% or more of the voting rights, capital or profits.

 Section 2           Administration.

           The Plan shall be administered by the Board, or at its discretion, the Committee, the membership of which shall consist solely of two or more members of the Board, each of whom shall serve at the pleasure of the Board. In order for the Plan to comply with the requirements of Rule 16b-3 and Section 162(m) of the Code, the Committee shall be comprised solely of two or more members of the Board each of whom shall be a "Non-Employee Director," as defined in Rule 16b-3, and an "outside director," as defined in Section 162(m) of the Code, and shall be at all times constituted so as not to adversely affect the compliance of the Plan with the requirements of Rule 16b-3 or with the requirements of any other applicable law, rule or regulation.

           The Board or the Committee, as the case may be, shall have the authority to grant, pursuant to the terms of the Plan, to officers and other employees or other persons eligible under Section 4 below: (i) Stock Options, (ii) Restricted Stock, (iii) Deferred Stock, and/or (iv) Other Stock-Based Awards.

           For purposes of illustration and not of limitation, the Board or the Committee, as the case may be, shall have the authority (subject to the express provisions of this Plan):

                      (i)      to select the officers and other employees of the Company or any Parent or Subsidiary and other persons to whom Stock Options, Restricted Stock, Deferred Stock and/or Other Stock-Based Awards may be from time to time granted hereunder;

                      (ii)      to determine the Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Deferred Stock and/or Other Stock-Based Awards, or any combination thereof, if any, to be granted hereunder to one or more eligible persons;

                      (iii)      to determine the number of shares of Stock to be covered by each award granted hereunder;

                      (iv)      to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, share price, any restrictions or limitations, and any vesting acceleration, exercisability and/or forfeiture provisions);

                      (v)      to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company or any Parent or Subsidiary outside of this Plan; and

                      (vi)      to determine the extent and circumstances under which Stock and other amounts payable with respect to an award hereunder shall be deferred.

           Subject to Section 10 hereof, the Board or the Committee, as the case may be, shall have the authority to (i) adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable, (ii) interpret the terms and provisions of this Plan and

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any award issued under this Plan (and to determine the form and substance of all agreements relating thereto), and (iii) to otherwise supervise the administration of the Plan.

           Subject to the express provisions of the Plan, all decisions made by the Board or the Committee, as the case may be, pursuant to the provisions of the Plan shall be made in the Board or the Committee's sole and absolute discretion and shall be final and binding upon all persons, including the Company, its Parent and Subsidiaries and the Plan participants.

 Section 3           Stock Subject to Plan.

           The total number of shares of Stock reserved and available for distribution under this Plan shall be 2,400,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

           If any shares of Stock that have been optioned cease to be subject to a Stock Option for any reason, or if any shares of Stock that are subject to any Restricted Stock award, Deferred Stock award or Other Stock-Based Award are forfeited or any such award otherwise terminates without the issuance of such shares, such shares shall again be available for distribution under the Plan.

           In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, such substitutions or adjustments shall be made in the (A) aggregate number and kind of shares reserved for issuance under this Plan, (B) number, kind and exercise price of shares of Stock subject to outstanding Options granted under this Plan, and (C) number, kind, purchase price and/or appreciation base of shares of Stock subject to other outstanding awards granted under this Plan, as may be determined to be appropriate by the Board or the Committee, as the case may be, in its sole discretion, in order to prevent dilution or enlargement of rights; provided, however, that the number of shares subject to any award shall always be a whole number. Such adjusted exercise price shall also be used to determine the amount which is payable to the optionee upon the exercise by the Board or the Committee, as the case may be, of the alternative settlement right which is set forth in Section 5(b)(xi) below.

 Section 4           Eligibility.

           Officers and other employees of the Company or any Parent or Subsidiary (but excluding any person whose eligibility would adversely affect the compliance of the Plan with the requirements of Rule 16b-3) who are at the time of the grant of an award under this Plan employed by the Company or any Parent or Subsidiary and who are responsible for or contribute to the management, growth and/or profitability of the business of the Company or any Parent or Subsidiary, are eligible to be granted Options and awards under this Plan. In addition, Non-Qualified Stock Options and other awards may be granted under the Plan to any person, including, but not limited to, independent agents, consultants and attorneys who the Board or the Committee, as the case may be, believes has contributed or will contribute to the success of the Company or any Parent or Subsidiary. Eligibility under the Plan shall be determined by the Board or the Committee, as the case may be.

           Subject to the adjustments permitted by Section 3 of this Plan, the amount, if any, that may be earned by a participant receiving such grant or grants may vary in accordance with the level of achievement of the performance goal or goals established by the Board or the Committee, as the case may be. The Board or the Committee, as the case may be, may, in its sole discretion, include additional conditions and restrictions in the agreement entered into in connection with such awards under this Plan.

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Section 5           Stock Options.

           (a)     Grant and Exercise. Stock Options granted under this Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Any Stock Option granted under this Plan shall contain such terms as the Board or the Committee, as the case may be, may from time to time approve. The Board or the Committee, as the case may be, shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options, and they may be granted alone or in addition to other awards granted under this Plan. To the extent that any Stock Option is not designated as an Incentive Stock Option or does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. The grant of an Option shall be deemed to have occurred on the date on which the Board or the Committee, as the case may be, by resolution, designates an individual as a grantee thereof, and determines the number of shares of Stock subject to, and the terms and conditions of, said Option.

           Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options or any agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Optionee(s) affected, to disqualify any Incentive Stock Option under Section 422.

          (b)      Terms and Conditions. Stock Options granted under this Plan shall be subject to the following terms and conditions:

                 (i)     Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Board or the Committee, as the case may be, at the time of grant but as to Incentive Stock Options shall be not less than 100% (110% in the case of an Incentive Stock Option granted to an optionee ("10% Stockholder") who, at the time of grant, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent, if any, or its Subsidiaries) of the Fair Market Value of the Stock at the time of grant. The option price for Non-Qualified Stock Options shall be determined by the Board or the Committee, as the case may be, at the time of grant, subject to the business corporation law of the jurisdiction in which the Company is incorporated.

                 (ii)     Option Term. The term of each Stock Option shall be fixed by the Board or the Committee, as the case may be, but no Incentive Stock Option shall be exercisable more than ten years (five years, in the case of an Incentive Stock Option granted to a 10% Stockholder) after the date on which the Option is granted.

                 (iii)     Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board or the Committee, as the case may be, at the time of grant. If the Board or the Committee, as the case may be, provides, in its discretion, that any Stock Option is exercisable only in installments, the Board or the Committee, as the case may be, may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Board or the Committee, as the case may be, shall determine.

                 (iv)     Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price which shall be in cash unless otherwise provided in this clause (iv) or in Section 5(b)(xi)

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below or, unless otherwise provided in the Stock Option agreement referred to in Section 5(b)(xii) below, in whole shares of Stock which are already owned by the holder of the Option or unless otherwise provided in the Stock Option agreement referred to in Section 5(b)(xii) below, partly in cash and partly in such Stock. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Stock (which shall be valued at the Fair Market Value of a share of Stock on the date of exercise) shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. In addition to the foregoing, payment of the exercise price may be made by delivery to the Company by the optionee of an executed exercise form, together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares covered by the option and deliver the sale or margin loan proceeds directly to the Company. Except as otherwise expressly provided in this Plan or in the Stock Option agreement referred to in Section 5(b)(xii) below, no Option which is granted to a person who is at the time of grant an employee of the Company or a Subsidiary or Parent of the Company may be exercised at any time unless the holder thereof is then an employee of the Company or of a Parent or a Subsidiary. The holder of an Option shall have none of the rights of a shareholder with respect to the shares subject to the Option until the optionee has given written notice of exercise, has paid in full for those shares of Stock and, if requested by the Board or Committee, as the case may be, has given the representation described in Section 12(a) below.

                 (v)     Transferability; Exercisability. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order except as may be otherwise provided with respect to a Non-Qualified Option pursuant to the specific provisions of the Stock Option agreement pursuant to which it was issued as referred to in Section 5(b)(xii) below. Except as otherwise provided in the Stock Option agreement relating to a Non-Qualified Stock Option, all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or his or her guardian or legal representative.

                 (vi)     Termination by Reason of Death. Subject to Section 5(b)(x) below, if an optionee's employment by the Company or any Parent or Subsidiary terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board or Committee, as the case may be, may determine at or after the time of grant, for a period of one year (or such other period as the Board or the Committee, as the case may be, may specify at or after the time of grant) from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                 (vii)     Termination by Reason of Disability. Subject to Section 5(b)(x) below, if an optionee's employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Board or the Committee, as the case may be, may determine at or after the time of grant, for a period of one year (or such other period as the Board or the Committee, as the case may be, may specify at or after the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one year period (or such other period as the Board or the Committee, as the case may be, shall specify at or after the time of grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

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                 (viii)     Termination by Reason of Retirement. Subject to Section 5(b)(x) below, if an optionee's employment by the Company or any Parent or Subsidiary terminates by reason of Normal Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Board or the Committee, as the case may be, may determine at or after the time of grant, for a period of three months (or such other period as the Board or the Committee, as the case may be, may specify at or after the time of grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-month period (or such other period as the Board or the Committee, as the case may be, shall specify at or after the time of grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. If an optionee's employment with the Company or any Parent or Subsidiary terminates by reason of Early Retirement, the Stock Option shall thereupon terminate; provided, however, that if the Board or the Committee, as the case may be, so approves at the time of Early Retirement, any Stock Option held by the optionee may thereafter be exercised by the optionee as provided above in connection with termination of employment by reason of Normal Retirement.

                 (ix)     Other Termination. Subject to the provisions of Section 12(g) below and unless otherwise determined by the Committee at or after the time of grant, if an optionee's employment by the Company or any Parent or Subsidiary terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon automatically terminate, except that if the optionee is involuntarily terminated by the Company or any Parent or a Subsidiary without Cause (as hereinafter defined), such Stock Option may be exercised for a period of three months (or such other period as the Board or the Committee, as the case may be, shall specify at or after the time of grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is the shorter. For purposes of this Plan, "Cause" shall mean (1) the conviction of the optionee of a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty by the optionee in the course of fulfilling his or her employment duties, or (3) the failure on the part of the optionee to perform his or her employment duties in any material respect. In addition, with respect to an option granted to an employee of the Company, a Parent or a Subsidiary, for purposes of this Plan, "Cause" shall also include any definition of "Cause" contained in any employment agreement between the optionee and the Company, Parent or Subsidiary, as the case may be.

                 (x)     Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of Stock (determined at the time of grant of the Option) with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year (under all such plans of optionee's employer corporation and its Parent, if any, and Subsidiaries) shall not exceed $100,000.

                 (xi)     Alternative Settlement of Option. Upon the receipt of written notice of exercise or if provided for with respect to a Stock Option pursuant to the specific provisions of the Stock Option Agreement pursuant to which it was issued and referred to in Section 5(b)(xii) below (unless otherwise provided with respect to a Stock Option pursuant to the specific provisions of the Stock Option Agreement pursuant to which it was issued and referred to in Section 5(b)(xii) below), the Board or the Committee, as the case may be, may elect to settle all or part of any Stock Option by paying to the optionees an amount, in cash or Stock (valued at Fair Market Value on the date of exercise), equal to the excess of the Fair Market Value of one share of Stock, on the date of exercise over the Option exercise price, multiplied by the number of shares of Stock with respect to which the optionee proposes to exercise the Option. Any such settlements which relate to Options which are held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with any "window period" provisions of Rule

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16b-3, to the extent applicable, and with such other conditions as the Board or Committee may impose. No such discretion may be exercised unless the Stock Option agreement permits the payment of the purchase price in that manner.

                 (xii)     Stock Option Agreement. Each grant of a Stock Option shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant.

 Section 6           Restricted Stock.

           (a)      Grant and Exercise. Shares of Restricted Stock may be issued either alone or in addition to or in tandem with other awards granted under this Plan. The Board or the Committee, as the case may be, shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such awards may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. The Board or the Committee, as the case may be, may condition the grant of Restricted Stock upon the attainment of specified Performance Objectives or such other factors as the Board or the Committee, as the case may be, may determine.

           (b)     Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

                 (i)     Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a restrictive legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in this Plan and the Restricted Stock agreement referred to in Section 6(b)(iv) below. Such certificates shall be deposited by the holder with the Company, together with stock powers or other instruments of assignment, endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with this Plan and the applicable Restricted Stock agreement.

                 (ii)     Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes, and the issuance thereof shall be made for at least the minimum consideration (if necessary) to permit the shares of Restricted Stock to be deemed to be fully paid and nonassessable. The holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Stock with respect to such Restricted Stock, with the exceptions that (A) the holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (B) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (C) other than regular cash dividends and other cash equivalent distribution as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (D) the holder may not sell,

8

assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock or any Retained Distributions during the Restriction Period; and (E) a breach of any of the restrictions, terms or conditions contained in this Plan or the Restricted Stock agreement referred to in Section 6(b)(iv) below, or otherwise established by the Committee with respect to any Restricted Stock and Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

                 (iii)     Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (A) all or part of such Restricted Stock shall become vested in accordance with the terms of the Restricted Stock agreement referred to in Section 6(b)(iv) below, and (B) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

                 (iv)     Each Restricted Stock award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant.

 Section 7      Deferred Stock.

           (a)      Grant and Exercise. Deferred Stock may be awarded either alone or in addition to or in tandem with other awards granted under the Plan. The Board or the Committee, as the case may be, shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Deferred Stock will be deferred, and all the other terms and conditions of the awards. The Board or the Committee, as the case may be, may condition the grant of the Deferred Stock upon the attainment of specified Performance Objectives or such other factors or criteria as the Board or the Committee, as the case may be, shall determine.

           (b)     Terms and Conditions. Each Deferred Stock award shall be subject to the following terms and conditions:

                 (i)     Subject to the provisions of this Plan and Deferred Stock agreement referred to in Section 7(b)(vii) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 7(b)(vi) below, where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares of Stock covered by the Deferred Stock award.

                 (ii)     As determined by the Committee at the time of award, amounts equal to any dividends declared during the Deferral Period (or the Additional Deferral Period referred to in Section 7(b)(vi) below, where applicable) with respect to the number of shares covered by a Deferred Stock award may be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock.

                 (iii)     Subject to the provisions of the Deferred Stock agreement referred to in Section 7(b)(vii) below and this Section 7 and Section 12(g) below, upon termination of participant's employment with the Company or any Subsidiary for any reason during the Deferral Period (or the Additional Deferral Period referred to in Section 7(b)(vi) below, where applicable) for a given award, the Deferred

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Stock in question will vest or be forfeited in accordance with the terms and conditions established by the Board or the Committee, as the case may be, at the time of grant.

                 (iv)     The Board or the Committee, as the case may be, may, after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of a Deferred Stock award.

                 (v)     In the event of hardship or other special circumstances of a participant whose employment with the Company or any Parent or Subsidiary is involuntarily terminated (other than for Cause), the Board or the Committee, as the case may be, may waive in whole or in part any or all of the remaining deferral limitations imposed hereunder or pursuant to the Deferred Stock agreement referred to in Section 7(b)(vii) below with respect to any or all of the participant's Deferred Stock.

                 (vi)     A participant may request to, and the Board or the Committee, as the case may be, may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified period or until a specified event (the "Additional Deferral Period"). Subject to any exceptions adopted by the Board or the Committee, as the case may be, such request must be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).

                 (vii)     Each Deferred Stock award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant.

 Section 8           Other Stock-Based Awards.

            (a)     Grant and Exercise. Other Stock-Based Awards, which may include performance shares and shares valued by reference to the performance of the Company or any Subsidiary, may be granted either alone or in addition to or in tandem with Stock Options, Restricted Stock or Deferred Stock. The Board or the Committee, as the case may be, shall determine the eligible persons to whom, and the time or times at which, such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other terms and conditions of the awards. The Board or the Committee, as the case may be, may also provide for the grant of Stock under such awards upon the attainment of specified Performance Objectives and/or completion of a specified performance period.

           (b)     Terms and Conditions. Each Other Stock-Based Award shall be subject to the following terms and conditions:

                 (i)     Shares of Stock subject to an Other Stock-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction or period of deferral lapses.

                 (ii)     The recipient of Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the award, as determined by the Board or the Committee, as the case may be, at the time of the award. The Board or the Committee, as the case may be, may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock.

                 (iii)     Any Other Stock-Based Award and any Stock covered by any Other Stock-Based Award shall vest or be forfeited to the extent so provided in the award agreement referred to in Section 8(b)(v) below, as determined by the Board or the Committee, as the case may be.

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                 (iv)     In the event of the participant's Retirement, Disability or death, or in case of special circumstances, the Board or the Committee, as the case may be, may waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Other Stock-Based Award.

                 (v)     Each Other Stock-Based Award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and by the participant.

 Section 9           Change of Control Provisions.

            (a)     A "Change of Control" shall be deemed to have occurred on the tenth day after:

                 (i)     any individual, entity or group (as defined in Section 13(d)(3) of the Exchange Act), becomes, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the then outstanding shares of the Company's capital stock entitled to vote generally in the election of directors of the Company; or

                 (ii)     the commencement of, or the first public announcement of the intention of any individual, firm, corporation or other entity or of any group (as defined in Section 13(d)(3) of the Exchange Act) to commence, a tender or exchange offer subject to Section 14(d)(1) of the Exchange Act for any class of the Company's capital stock; or

                 (iii)     the stockholders of the Company approve (A) a definitive agreement for the merger or other business combination of the Company with or into another corporation pursuant to which the stockholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives, or (B) a definitive agreement for the sale, exchange or other disposition of all or substantially all of the assets of the Company, or (C) any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a "Change of Control" shall not be deemed to have taken place if beneficial ownership is acquired (A) directly from the Company, other than an acquisition by virtue of the exercise or conversion of another security unless the security so converted or exercised was itself acquired directly from the Company, or (B) by, or a tender or exchange offer is commenced or announced by, the Company, any profit-sharing, employee ownership or other employee benefit plan sponsored or maintained by the Company; or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

           (b)     In the event of a "Change of Control" as defined in Section 9(a) above, awards granted under this Plan shall be subject to the following provisions, unless the provisions of this Section 9 are suspended or terminated by the Board prior to the occurrence of such a "Change of Control" and, except with respect to any Stock Option pursuant to the specific provisions of the Stock Option Agreement pursuant to which it was issued as referred to in Section 5(b)(xii) above:

                 (i)     all outstanding Stock Options which have been outstanding for at least one year shall become exercisable in full, whether or not otherwise exercisable at such time, and any such Stock Option shall remain exercisable in full thereafter until it expires pursuant to its terms; and

                 (ii)     all restrictions and deferral limitations contained in Restricted Stock awards, Deferred Stock awards and Other Stock-Based Awards granted under the Plan shall lapse.

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Section 10           Amendments and Termination.

           The Board may at any time, and from time to time, amend any of the provisions of this Plan, and may at any time suspend or terminate the Plan; provided, however, that no such amendment that (i) materially adversely affects the rights of existing holders of options granted pursuant to the Plan, (ii) materially modifies the requirements as to eligibility for participation in the Plan (except, in the case of items (i) and (ii), for such amendments which are made to cause this Plan to qualify for the exemption provided by Rule 16b-3 or to be in compliance with the provision of section 162(m)), and (iii) increases the aggregate number of shares which may be issued under the Plan (except for any increase or modification that may result from adjustments authorized by Section 3 above), shall be effective unless and until it has been duly approved by the holders of the outstanding shares of Stock. The Board or the Committee, as the case may be, may amend the terms of any Stock Option or other award theretofore granted under the Plan; provided, however, that subject to Section 3 above, no such amendment may be made by the Board or the Committee, as the case may be, which in any material respect impairs the rights of the optionee or participant without the optionee's or participant's consent, except for such amendments which are made to cause this Plan to qualify for the exemption provided by Rule 16b-3 or to be in compliance with the provisions of Section 162(m).

 Section 11           Unfunded Status of Plan.

           The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those creditor of the Company.

 Section 12           General Provisions.

            (a)     The Board or the Committee, as the case may be, may require each person acquiring shares of Stock Option or other award under this Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares for investment without a view towards the distribution thereof.

                    All certificates for shares of Stock delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Board or the Committee, as the case may be, may deem to be advisable in order to assure compliance with the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or association upon which the Stock is then listed or quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Board or the Committee, as the case may be, may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

           (b)     Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under this Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

           (c)     Nothing contained in this Plan or in any award hereunder shall be deemed to confer upon any employee of the Company or any Parent or Subsidiary any right to continued employment with the Company or any Parent or Subsidiary, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment of any of its employees at any time.

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           (d)     No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any Option or other award under this Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Board or the Committee, as the case may be, regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Board or the Committee, as the case may be, tax withholding or payment obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under this Plan shall be conditional upon such payment or arrangements, and the Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant from the Company or any Parent or Subsidiary.

           (e)     This Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Nevada (without regard to choice of law provisions).

           (f)     Any Stock Option granted or other award made under this Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Parent or Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

           (g)     A leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of employment. Any Stock Option granted or awards made under this Plan shall not be affected by any change of employment, so long as the holder continues to be an employee of the Company or any Parent or Subsidiary.

           (h)     Except as otherwise expressly provided in this Plan, no right or benefit under this Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be subject to the debts, contracts or liabilities of the person entitled to such benefit.

           (i)     The obligations of the Company with respect to all Stock Options and awards under this Plan shall be subject to (A) all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act, and (B) the rules and regulations of any securities exchange or association on which the Stock may be listed or quoted.

           (j)     It is the intention of the Company that, at such time as the Plan is administered by a Committee constituted entirely of members of the Board who are "Non-Employee" Directors as defined in Rule 16b-3 and "outside directors" as defined in Section 162(m) of the Code, this Plan complies with the requirements of Rule 16b-3, Section 162(m) and all other applicable laws, rules and regulations, and any ambiguities or inconsistencies in the construction of any of the provisions of this Plan shall be interpreted to give effect to such intention. If any of the terms or provisions of this Plan, other than the provision in Section 2 dealing with the composition of the Committee administering the Plan, conflict with the requirements of Rule 16b-3, or with the requirements of Section 162(m) or any other applicable law, rule or regulation, and with respect to Incentive Stock Options under Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under

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Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

           (k)     The Board or the Committee, as the case may be, may terminate any Stock Option or other award made under this Plan if a written agreement relating thereto is not executed and returned to the Company within 30 days after such agreement has been delivered to the optionee or participant for his or her execution.

           (l)     The grant of awards pursuant to this Plan shall not in any way effect the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

 Section 13          Effective Date of Plan.

           The Plan shall be effective as of the date of the approval and adoption thereof at a meeting of the shareholders of the Company.

 Section 14           Term of Plan.

           This Plan shall terminate on the tenth anniversary of its effective date, and no Stock Option, Restricted Stock Award, Deferred Stock award or Other Stock-Based Award shall be granted pursuant to this Plan after said date. Awards granted on or prior to such date may extend beyond that date.

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INTACTA TECHNOLOGIES INC.
945 EAST PACES FERRY ROAD, N.E., SUITE 1445
ATLANTA, GEORGIA 30326-1372

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 31, 2001
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoints NOEL BAMBROUGH as Proxy, with full power of substitution in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Intacta Technologies Inc. (the "Company") on Thursday, May 31, 2001, at Resurgence Plaza, 945 East Paces Ferry Road, N.E., 12th Floor Conference Room, Atlanta, Georgia 30326-1372 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1. ELECTION OF DIRECTORS:
☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY
(except as marked to the contrary below)	to vote for all nominees listed below

Altaf S. Nazerali, Noel Bambrough, Ross Wilmot, Bernard Girma, Charles Johnston

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

(Continued and to be signed on the reverse side)

2. Ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Approval of the Company's 2000 Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND PROPOSALS LISTED ABOVE.

DATED: __________________, 2001

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature
Signature if held jointly

Please mark, sign, date and return this proxy card using the enclosed envelope